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                                                                EXHIBIT 1.1


                               SELLING AGREEMENT



      $6,000,000 OF _% ASSET BACKED SUBORDINATED DEBENTURES, SERIES 1996
                              DUE JUNE 30, 2002

                             MCA FINANCIAL CORP.



MCA Financial Corp.
23999 Northwestern Hwy
Southfield, MI 48075

     MCA FINANCIAL CORP., a Michigan corporation (the "Company"), proposes to issue and sell (the "Offering") $6,000,000 in aggregate principal amount of __ % Asset-Backed Subordinated Debentures, Series 1996, due June 30, 2002 (the "Debentures"). The Debentures shall be offered to the public in multiples of $ 1,000. The purpose of this Agreement is to confirm the arrangements between the Company and the undersigned (the "Placement Agent") with respect to the sale by the Placement Agent as agent for the Company, on a best efforts basis, of $6,000,000 of Debentures. The Agreement shall be effective on and after the effective date of the Offering.

      In consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

I(A). Representations, Warranties, and Agreements of the Company. The Company represents and warrants to and agrees with the Placement Agent that:

      (1) A registration statement on Form S-1 (File No. __________) with respect to the Debentures, including a preliminary prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations
(the "Rules and Regulations")   of the Securities and Exchange Commission (the
"Commission") under the Act and has been filed with the Commission; and such amendments to such registration statement as may have been required prior to the date hereof have been similarly prepared and filed with the Commission. Copies of such registration statement and amendment or amendments and of each related preliminary prospectus ("Preliminary Prospectus") have been delivered to the Placement Agent. The Company has prepared in the same manner, and has filed a further amendment to such registration statement incorporating a final form of prospectus or proposes to file a final form of prospectus in accordance with the requirements of Rule 424 of the Rules and Regulations. The Company will not at any time hereafter file any amendments to such registration statement of which the Placement Agent shall not have been furnished a copy. The registration statement and prospectus, in the forms in which they become effective, are herein respectively referred to as the "Registration Statement" and the "Prospectus" provided, however, that if, after the effectiveness of the Registration Statement, the Company shall file a form of Prospectus under Rule 424 of the Rules and Regulations, the term "Prospectus" shall refer to the form of Prospectus so filed.


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     (2) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. Each Preliminary Prospectus has complied in all material respects with the requirements of the Act and the Rules and Regulations, and no Preliminary Prospectus has included any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein not misleading. As of the date (the "Effective Date") that the Registration Statement is declared effective by the Commission and at all times thereafter up to and including the Closing Date (as defined in Section II(3) (vi)), (i) the Registration Statement and Prospectus, and any amendments or supplements thereto, will contain all statements and information which are required to be included therein in accordance with the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by the Placement Agent specifically for use in the preparation thereof.

     (3) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Michigan, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; this Agreement has been duly authorized, executed and delivered by the Company and is binding upon the Company in accordance with its terms; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, or other evidence of indebtedness, lease, contract, or other agreement or instrument to which the Company is a party or by which the property of the Company is bound, (ii) the Company's articles of incorporation or bylaws, or (iii) any statute or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over the Company or over the properties of the Company; and no consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as may be required under the Act or under state or other securities laws.

     (4) Except as set forth in the Prospectus, there is not now and at or prior to the Closing Date there will not be any action, suit, or proceeding, at law or equity, against the Company by a private litigant, by any federal, state or other commission, board or agency wherein any unfavorable result or decision could materially adversely affect the business, property, financial condition or income or earnings of the Company, or prevent consummation of the transactions contemplated hereby; and there are no contracts or documents of the Company which would be required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement.



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     (5) The Debentures to be issued and sold by the Company have been duly authorized for issuance and sale to investors, pursuant to this Selling Agreement and the Indenture, as amended, with First Union National Bank, as Trustee and, when issued and delivered by the Company pursuant to this Selling Agreement against payment therefor, such Debentures will be duly and validly issued, fully paid, and nonassessable, and will constitute legal, valid and binding obligations of the Company in accordance with their terms.

     (6) Moore Stephens Doeren Mayhew and Grant Thornton, acting in a joint venture capacity have audited and reviewed certain of the financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations; and the financial statements filed as a part of the Registration Statement and included in the Prospectus present fairly the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

     (7) Prior to the Closing Date, the Company will supply and deliver to the Placement Agent at its offices, all information required to enable it to make such investigation of the Company and its business prospects as it shall desire and shall make available to it such persons as it deems reasonably necessary or appropriate in order to verify or substantiate any information regarding the Company. In addition, the Placement Agent shall have the right to review any materials prepared in connection with any offering of securities of the Company conducted prior to the Offering for compliance with applicable federal and state securities laws.

     (8) The Company will make arrangements to have available, at the offices of the Trustee, First Union National Bank, certificates for Debentures in such quantities as may, from time to time, be necessary.

     (9) The Company is not aware of the occurrence or likelihood of occurrence of any event or events which would cause it to use the proceeds of the offering in any way materially different from that stated in the Prospectus.

I(B). Representations, Warranties and Agreements of the Placement Agent. The Placement Agent represents and warrants to and agrees with the Company that:

      (1) The Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, is registered as a broker-dealer with the state or states listed on Annex A under applicable securities laws of such state(s), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

      (2)  The Placement Agent will, in accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the
Debentures are offered by the   Placement Agent, offer Debentures prior to the
Effective Date exclusively through the use of a Preliminary Prospectus.

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     (3) The Placement Agent will only sell Debentures after the Effective Date and will comply with the applicable provisions of the Act and the securities laws of the jurisdictions in which the Debentures are sold by the Placement Agent with respect to such sales.

     (4) No person was or is entitled, directly or indirectly, to compensation from it or any of its affiliates for services as a finder in connection with the proposed public offering.

     (5) The Placement Agent will comply with all applicable Sections of
Article III of the NASD Rules of Fair Practice with respect to the Offering.

II. Employment of Placement Agent. Upon the foregoing representations, warranties and agreements, and subject to the terms and conditions of this Selling Agreement:

     (1) The Company hereby employs the Placement Agent as its agent to sell for the account of the Company up to $ 6,000,000 in principal amount of Debentures in multiples of $ 1,000 per Debenture.

     (2) The Placement Agent will be paid a commission of 6.5% of the gross sales price of the Debentures, provided, however, if the Placement Agent sells $250,000 in principal amount of the Debentures it will be paid a commission of 7.0% on all sales, and if the Placement Agent sells $500,000 or more of the Debentures it will be paid a commission of 8.0% on all sales.

     (3) The Placement Agent will use its best efforts to find purchasers for the Debentures as follows:

            (i) For the duration of the Offering, all funds received by the Placement Agent from purchasers of the Debentures shall remit the proceeds from the sale of the Debentures to the Company in accordance with any applicable rules of the NASD. The Placement Agent shall instruct all purchasers to make their investment checks payable to the Company and all checks or funds that the Placement Agent receives from purchasers of the Debentures shall be transmitted to the Company.

     (4) The Placement Agent agrees to make a public offering of the Debentures in accordance with, and as set forth in, the Prospectus. Such public offering shall be made directly to the public.

     (5) Through its legal counsel, the Company has sought to register or qualify the Debentures under the securities or Blue Sky laws of Michigan, Ohio, Illinois, Florida and other states to be determined at the Company's sole discretion and such counsel will use their best efforts to effect such registrations or to obtain such qualifications. The Company shall pay for all Blue Sky filing fees as well as all costs and expenses of such counsel in seeking clearance of the Offering in these states, and will file such consents to service of process or other documents as may be necessary to effect such clearance and continue the same in effect for as long a period as the Placement Agent may reasonably request.

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III. Further Agreements of the Company.  The Company agrees with the
     Placement Agent that:

     (1) The Company will use its best efforts to cause the Registration Statement to become effective and will advise the Placement Agent promptly and, if requested by the Placement Agent, will confirm such advice in writing (i) when the Registration Statement has become effective and when any amendment thereto becomes effective, (ii) of any request by the Commission or other governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (iv) within the period of time referred to in
Section III (5) below, of the happening of any event which makes any statement made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission or other governmental authority issues any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

     (2) The Company will pay all expenses in connection with the delivery to the purchasers of the Debentures and all expenses in connection with the printing, preparation and filing of the Registration Statement (including this Selling Agreement and all other exhibits to the Registration Statement) and the Prospectus and any amendments or supplements thereto.

     (3) The Company will furnish to the Placement Agent, without charge, conformed copies of the Registration Statement as originally filed and of any amendment thereto, including exhibits.

     (4) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Placement Agent shall not previously have been advised or with respect to which the Placement Agent promptly after being so advised reasonably shall object in writing.

     (5) Prior to the Effective Date, the Company has delivered or will deliver to the Placement Agent, without charge, in such quantities as requested or as may hereafter be reasonably requested, copies of each form of Preliminary Prospectus. The Company consents to the use prior to the Effective Date, in accordance with the provisions of the Act and with the securities laws of the jurisdiction in which the Debentures are offered by the Placement Agent, of each Preliminary Prospectus so furnished by the Company.

     (6) On the Effective Date and thereafter from time to time for such period as in the opinion of counsel for the Placement Agent the Prospectus is required by law to be delivered in connection with sales by the Placement Agent, the Company will deliver to the Placement Agent without charge as many copies of the Prospectus (and of any amendments or supplements thereto) as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus (and of any amendments or

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supplements thereto) in accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the Debentures are offered by the Placement Agent, both in connection with the offering or sale of the Debentures and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event occurs which, in the judgement of the Company or in the opinion of counsel for the Placement Agent, should be set forth in the Prospectus in order to make the statements therein, in light of the circumstance in which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and file with the Commission an appropriate amendment or supplement thereto and will furnish to the Placement Agent, without charge, a reasonable number of copies thereof, which the Placement Agent shall use thereafter.

        (7) From the date hereof until one year after the termination of the Offering, the Company will furnish to the Placement Agent (i) as soon as available, a copy of each report of the Company mailed to its Debenture holders or filed with the Commission, and (ii) from time to time, such other information concerning the business and financial condition of the Company as the Placement Agent may reasonably request.

        (8) The Company shall promptly notify the Placement Agent of the filing of a registration statement with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, furnish the Placement Agent with a copy of such registration statement and promptly inform the Placement Agent of its effectiveness.

        (9) The Company will apply the net proceeds from the sale of the Debentures in the manner set forth under the caption "Use of Proceeds" in the Prospectus, except where, as a result of events brought to its attention after the Closing Date, it is determined that such application would not be in the best interest of the Company and would not violate any applicable law.


IV.  Indemnity and Contribution Provisions.

        (1) The Company agrees to indemnify and hold harmless the Placement Agent and any person who controls any Placement Agent within the meaning of
Section 15 of the Act against any and all losses, claims, lawsuits, damages or liabilities, joint and several, to which such Placement Agent or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, lawsuits, damages or liabilities (including awards and/or judgements) arise out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus and related exhibits, or any amendment or supplement thereto, or any Preliminary Prospectus; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading; and will reimburse the Placement Agent and each such controlling person for any and all costs and expenses, including reasonable counsel fees incurred by such Placement Agent or such controlling persons in connection with the investigation or defense of any such loss, claim, lawsuit, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, lawsuit or liability arises out of or is based upon an untrue statement

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or omission made in the Registration Statement or the Prospectus and related exhibits or any amendment or supplement thereto or any Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company by or on behalf of the Placement Agent specifically for use with reference to such Placement Agent in preparation thereof; and provided further that the indemnity agreement contained in this Section IV(l) with respect to any Preliminary Prospectus shall not inure to the benefit of the Placement Agent (or any person controlling such Placement Agent) from whom the person asserting any such loss, claim, lawsuit or liability purchased Debentures which are the subject thereof if such Placement Agent failed to send or give a copy of the final Prospectus to such person at or prior to the confirmation of the sale of such Debentures to such person, and if such loss, claim, lawsuit or liability would not have arisen but for such failure. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (2) The Placement Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and any person who controls the Company within the meaning of the Act against any and all losses, claims, lawsuits, damages or liabilities to which the Company or any such director or officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, lawsuits, damages or liabilities (including awards and/or judgements) arise out of or are in connection with any information furnished to the Company by the Placement Agent and are included in the Registration Statement, the Prospectus and related exhibits or any amendment or supplement thereto or any Preliminary Prospectus, and will reimburse any and all costs and expenses, including reasonable counsel fees incurred by the Company or such director or officer or controlling person in connection with investigating or defending any such loss, claim, lawsuit, damage or liability. This indemnity agreement will be in addition to any liability which the Placement Agent may otherwise have.

        (3) Promptly after receipt by an indemnified party under this Article IV of notice of any such liability, claim or lawsuit, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Article IV, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Article IV. In case any such action is brought against any indemnified party and it notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

        (4) If the indemnification provided for in Section (1) or (2) of this
Article IV is, for any reason other than as specified in such sections, held by a court to be unavailable and the Company or the Placement Agent has been required to pay damages as a result of a determination by a court that the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then the Company shall contribute to the damages paid by the Placement Agent and the Placement Agent shall contribute to the

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damages paid by the Company, but in each case only to the extent that such damages arise out of or are based upon such untrue statement or omission, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Debentures, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Placement Agent in such damages, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Placement Agent shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total selling commissions and allocable expenses received by the Placement Agent, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Placement Agent and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Section, the term "damages" shall include any counsel fees or other expenses reasonably incurred by the Company or the Placement Agent in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this Section. Notwithstanding the provisions of this Section, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Debentures distributed to the public were offered to the public exceeds the amount of any damages which Placement Agent has otherwise been required to pay by reason of any such untrue statements or omissions. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (5) The agreements contained in this Article IV and the representations and warranties of the Company and the Placement Agent set forth in this Selling Agreement shall remain operative and in full force and effect, regardless of
(a) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of the Company, any of its directors or officers, or any person controlling the Company, (b) acceptance of any Debentures and payment therefor hereunder, and (c) any termination of this Selling Agreement. A successor of the Placement Agent or of the Company, or any director or officer thereof or any person controlling the Placement Agent or the Company, as the case may be, shall be entitled to the benefits of the agreements contained in this Article IV.

V. Conditions to Placement Agent's Obligation. The obligations of the Placement Agent to participate in the offer and sale of the Debentures hereunder are subject to the accuracy of and compliance with the representations and warranties and agreements of the Company contained herein on and as of the Closing Date and to the following further conditions:

     (1) That the Registration Statement shall have become effective; that no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been or to the knowledge of the Company shall be contemplated by the Commission at or prior to the Closing Date, and

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     (2) That the Company shall have delivered to the Placement Agent such additional documents as it shall reasonably request in order to receive further assurance as to the accuracy of the Registration Statement and compliance with the Company's agreements hereunder.


VI. Termination.  This agreement may be terminated by either party upon sixty
(60) days written notice to the other party. Any termination of this Agreement pursuant to this provision shall not affect the Company's obligation to compensate the Placement Agent for commissions earned in accordance with
Article II hereof.


VII. Miscellaneous. Except as otherwise provided herein, notice given pursuant to any of the provisions of this Selling Agreement shall be in writing and shall be delivered (a) to the Company at the office of the Company, 23999 Northwestern Hwy, Southfield, MI 48075, Attention: Cheryl A. Swain; or (b) to the Placement Agent at the office of the Placement Agent, set forth below or in each case to such other address as the person to be notified may have requested in writing.

     This Selling Agreement has been and is made solely for the benefit of the Placement Agent, the Company, the controlling persons, directors and officers referred to in Article IV hereof, and their respective successors and assigns; and no other person shall acquire or have any right under or by virtue of this Selling Agreement. The terms "successor" or "successor and assigns" as used in this Selling Agreement shall not include a purchaser from any of the several Placement Agents of any of the Debentures in his status as such purchaser.

     This Selling Agreement may be executed in any number of counterparts, each of which, when taken together, shall be deemed the fully executed agreement between the parties.

     This Selling Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.








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                                   MCA FINANCIAL CORP.

                                   By:
                                        -----------------------------
                                        Cheryl A. Swain
                                   Its: Vice President

                                        PLACEMENT AGENT



                                   By:
                                        -----------------------------

                                        -----------------------------
                                        Please Print Name


                                        -----------------------------
                                        Company Name

                                   Its:
                                        -----------------------------








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

                                    ANNEX A


                      STATES IN WHICH AGENT IS REGISTERED


                        -----------------------------

                        -----------------------------

                        -----------------------------

                        -----------------------------






                                  Page A-1